UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Getty Realty Corp.

(Name of Registrant as Specified in Its Charter)

N/A

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ADDITIONAL INFORMATION REGARDING THE

2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 28, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Getty Realty Corp., a Maryland corporation (“Getty” or the “Company”), dated March 12, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, April 28, 2020. This Supplement is being filed with the U.S. Securities and Exchange Commission to provide notice of a change of location of the Annual Meeting and is being made available to stockholders on or about March 24, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 28, 2020

March 24, 2020

To the Stockholders of GETTY REALTY CORP.:

Due to the public health impact of the coronavirus pandemic and the limitations within the State of New York on all non-essential gatherings of individuals of any size for any reason that we expect to continue into April 2020, and to support the health and well-being of our stockholders, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Getty Realty Corp. (“Getty” or the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Tuesday, April 28, 2020 at 3:30 p.m. local time in New York, New York, but will now be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting previously distributed, only holders of record of Getty common stock, par value $0.01 per share, at the close of business on March 3, 2020 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/GTY2020, stockholders must enter the control number found on their proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

For further information regarding the matters to be acted upon at the Annual Meeting, I urge you to carefully read the Proxy Statement. From the date of mailing of the Notice of Internet Availability through the conclusion of the Annual Meeting, stockholders are able to access all of the proxy materials on the internet at www.proxyvote.com. The proxy materials are available free of charge. The Notice of Internet Availability instructs you as to how you may access and review all of the important information contained in the proxy materials (including our Annual Report to stockholders) over the internet or through other methods specified at the website designated in the Notice of Internet Availability. The designated website contains instructions as to how to vote your shares over the internet or by telephone.

By Order of the Board of Directors,
/s/ Joshua Dicker
Joshua Dicker
Jericho, New York March 24, 2020	Executive Vice President, General Counsel and Secretary